SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

June 10, 2003

(Date of earliest event reported)

TIB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

0000-21329	65-0655973

(Commission File Number)	(IRS Employer
Identification Number)

99451 Overseas Highway, Key Largo, Florida	33037-7808

(Address of Principal Executive Offices)	(Zip Code)

(305) 451-4660

(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
SIGNATURES
Change in Auditors Letter

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	On June 10, 2003, TIB Financial Corp. (the “Company”) reported that it had terminated the services of BDO Seidman, LLP as independent auditors and at the same time selected the accounting firm of Crowe Chizek and Company, LLC as independent auditors for the Company for the 2003 fiscal year.

(b)	The Company requested that BDO Seidman, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements set forth in the Form 8-K previously filed by the Company relating to the change in accountants. A copy of BDO Seidman, LLP’s letter to the SEC, dated June 12, 2003, is filed as Exhibit 16.1 to this Form 8-K.

(c)	Exhibits

16.1 BDO Seidman, LLP’s letter regarding change in auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.

Date: June 16, 2003	By:	/s/	Edward V. Lett Edward V. Lett, President and Chief Executive Officer

Date: June 16, 2003	By:	/s/	David P. Johnson David P. Johnson, Executive Vice President and Chief Financial Officer